EXHIBIT 2

CUSIP No. 18453H106

TRADING DATA

Reporting Person	Date of Transaction	No. of Shares (Common Stock)	Price Per Share $	Where/How Effected
ASOF Holdings I, L.P.	5/22/2020	316,000	0.962	Open Market/Broker
ASOF Holdings I, L.P.	5/28/2020	350,000	1.0903	Open Market/Broker
ASOF Holdings I, L.P.	5/28/2020	400,000	1.0895	Open Market/Broker
ASOF Holdings I, L.P.	5/29/2020	250,000	1.0	Open Market/Broker
ASOF Holdings I, L.P.	6/2/2020	200,000	1.05	Open Market/Broker
ASOF Holdings I, L.P.	6/4/2020	250,000	1.0	Open Market/Broker
ASOF Holdings I, L.P.	6/4/2020	250,000	1.0053	Open Market/Broker
ASOF Holdings I, L.P.	6/5/2020	400,000	1.1928	Open Market/Broker
ASOF Holdings I, L.P.	6/8/2020	100,000	1.5005	Open Market/Broker
ASOF Holdings I, L.P.	6/10/2020	500,000	1.2511	Open Market/Broker
ASOF Holdings I, L.P.	6/11/2020	500,000	1.1595	Open Market/Broker
ASOF Holdings I, L.P.	6/23/2020	200,000	1.1563	Open Market/Broker
ASOF Holdings I, L.P.	6/24/2020	300,000	1.23	Open Market/Broker
ASOF Holdings I, L.P.	6/25/2020	200,000	1.0795	Open Market/Broker
ASOF Holdings I, L.P.	7/2/2020	502,000	1.0521	Open Market/Broker